Exhibit 5.1

[M&E Letterhead]

August XX, 2021

LGBTQ LOYALTY HOLDINGS, INC.

2435 Dixie Highway

Wilton Manors, FL 33305

Re:	Form S-1 Registration Statement

Ladies and Gentlemen:

You requested our opinion as outside counsel to LGBTQ Loyalty Holdings, Inc., a Delaware corporation, (the “Company”) in connection with the Company’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”) with respect to the registration of a total of 236,906,002 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) consisting of: (i) 220,000,000 Shares being offered on a “best efforts” basis by the Company (the “Primary Offering”); and (ii) 16,906,002 Shares being offered for resale by the selling security holders (the “Selling Security Holders”) named in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, with respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto..

In our examination, we assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, any certificates and oral or written statements and other information of or from public officials, directors, officers, or other representatives of the Company and others.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares to be sold by the Company in the Primary Offering, when issued, will be duly authorized, validly issued, fully paid and non-assessable. Additionally, we are of the opinion that the Shares to be offered for resale by the Selling Security Holders are validly issued, fully paid and non-assessable.

We express no opinion as to the effect or application of any laws or regulations other than the General Corporation Law of the State of Delaware and the Federal laws of the United States, in each case as currently in effect.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter, or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the Prospectus included in the Registration Statement under the heading “Legal Matters”. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very Truly Yours,

McCarter & English, LLP